UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) — February 21, 2007

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification
or organization)		No.)

The Belvedere Building		HM 08
69 Pitts Bay Road		(Zip Code)
Pembroke, Bermuda
(Address of principal executive offices)
(441) 295-7195
(Registrant’s telephone number, including area code)
N/A
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)(i) On February 21, 2007, the Board of Directors (the “Board”) of Platinum Underwriters Holdings, Ltd. (the “Company”), upon the recommendation of the Compensation Committee of the Board, took the following actions:
Amended and Restated Annual Incentive Plan
The Board approved an amendment to the Amended and Restated Annual Incentive Plan, effective January 1, 2006 (the “Amended and Restated Annual Incentive Plan”). The Amended and Restated Annual Incentive Plan provides that the performance criteria for a given plan year is as selected by the Compensation Committee and may include return on equity. The definition of return on equity was amended, effective for awards in respect of 2006 and future years, to provide that the calculation thereof would be done on an annual basis, based on shareholders’ equity at the beginning of the year. Prior to this amendment, the calculation of return on equity was done on a quarterly basis, which inadvertently resulted in a compounding of shareholders’ equity over the year. The Amended and Restated Annual Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amended and Restated Executive Incentive Plan
The Board approved an amendment to the Amended and Restated Executive Incentive Plan, effective January 1, 2006 (the “Amended and Restated Executive Incentive Plan”). The performance criteria for awards under the Amended and Restated Executive Incentive Plan is return on equity over a multi-year performance cycle selected by the Compensation Committee. The definition of return on equity was amended, effective for awards with a performance cycle beginning in 2006 and future years, to provide that the calculation of return on equity would be done on an annual basis, based on shareholders’ equity at the beginning of the year. One calculation will be done for each of the years in a performance cycle, the results of which will be added together and then divided by the number of years in the performance cycle. Prior to this amendment, the calculation of return on equity was done on a quarterly basis, which inadvertently resulted in a compounding of shareholders’ equity over the year. The Amended and Restated Executive Incentive Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
(ii) On February 21, 2007, the Company and Michael D. Price, President and Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to Mr. Price’s employment agreement dated August 4, 2004.
The Amendment provides that Mr. Price shall be eligible for an annual performance bonus pursuant to the terms of the Company’s Amended and Restated Annual Incentive Plan with an incentive target equal to 200% of his base salary and a range of bonus payout from 0% – 400% of his base salary, depending upon the achievement of performance objectives established under the Amended and Restated Annual Incentive Plan. The Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Amended and Restated Annual Incentive Plan
Exhibit 10.2	Amended and Restated Executive Incentive Plan
Exhibit 10.3	Amendment dated February 21, 2007 to Employment Agreement dated August 4, 2004 between Michael D. Price and the Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
By:	/s/ Michael E. Lombardozzi
Michael E. Lombardozzi
Executive Vice President, General Counsel and Chief Administrative Officer

Date: February 22, 2007

Exhibit Index

Exhibit
Number	Description

Exhibit 10.1	Amended and Restated Annual Incentive Plan
Exhibit 10.2	Amended and Restated Executive Incentive Plan
Exhibit 10.3	Amendment dated February 21, 2007 to Employment Agreement dated August 4, 2004 between Michael D. Price and the Company